SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) October 1, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


    Pennsylvania                    0-10822               25-1229323
(State of other jurisdiction  (Commission File Number)   (IRS Employer
  of incorporation)                                     Identification No.)


         300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)





Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
               Biocontrol Technology, Inc. (Nasdaq:BICO) announced
               today that it has   entered into Distribution and
               Licensing Agreements with Luther Medical Products,
               Inc., in Tustin, Calif., for its theraPORTr vascular access system product line. The theraPORT is a totally implantable device intended for use with patients that require repeated venous access for injection for infusion therapy and venous blood sampling. It is primarily used for the infusion of chemotherapeutic drugs. The newest addition to the theraPORT product line, the theraPORT low-profile vascular access system, was approved by the FDA for sale in the U.S. earlier this year and is appropriate for use in pediatric patients. Luther purchased a nonexclusive license to Biocontrol's technology for the theraPORT and plans to eventually manufacture the devices at its Tustin, Calif. location.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               Not Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO

DATED:  October 1, 1998
BIOCONTROL TECHNOLOGY, INC.
2275 Swallow Hill Road, Building 2500
Pittsburgh, PA 15220


           Investors                              Media
           Diane McQuaide                         Susan Taylor
           1.412.429.0673 phone                   1.412.279.9455 phone
           1.412.279.9690 fax                     1.412.279.9447 fax


          BIOCONTROL AND LUTHER MEDICAL PRODUCTS SIGN AGREEMENTS

Pittsburgh, PA - October 1, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that the company has entered into Distribution and Licensing Agreements with Luther Medical Products, Inc., in Tustin, Calif., for its theraPORTr vascular access system product line.
      The theraPORT is a totally implantable device intended for use with patients that require repeated venous access for injection for infusion therapy and venous blood sampling. It is primarily used for the infusion of chemotherapeutic drugs. The newest addition to the theraPORT product line, the theraPORT low-profile vascular access system, was approved by the FDA for sale in the U.S. earlier this year and is appropriate for use in pediatric patients.
      Luther purchased a nonexclusive license to Biocontrol's technology for the theraPORT and plans to eventually manufacture the devices at its Tustin, Calif. location. Until manufacture is established and all regulatory approvals received, Luther will distribute the Biocontrol product in the U.S. under the Biocontrol label for approximately one year. Biocontrol will continue to sell its Indiana, Pa. - manufactured product in the U.S., and plans to expand sales into the European Union as soon as possible. Details of the distribution agreement have not been disclosed due to the confidential nature of both companies' pricing information.
     Luther has been in business in California since 1980 and has been primarily engaged in the design, development, manufacture, sale, and licensing of intra-vascular catheters and split, peel-away needles for the delivery of plasma, blood, chemotherapy, intravenous drugs, and feeding solutions. It has agreements with 17 distributors located across the U.S. with approximately 120 salespersons active in selling its products.
     Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.

   This press release contains forward looking statements and shareholders and potential investors are cautioned that such statements are predictions and actual events or results may vary significantly.